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                                                                   Exhibit 10.16


                             VICE CHAIRMAN AGREEMENT
                             -----------------------

      THIS AGREEMENT, made and entered into this 25th day of April, 2001, by and between COLONY RIH ACQUISITIONS, INC., a Delaware corporation, hereinafter referred to as the "Company," and NICHOLAS L. RIBIS, hereinafter referred to as "Ribis," as follows:


                              W I T N E S S E T H:
                              --------------------

      WHEREAS, the Company, has entered into a purchase agreement dated as of October 30, 2000, as amended (the "Acquisition Agreement"), with Sun International North America, Inc. and GGRI Inc. to acquire all of the capital stock of Resorts International Hotel, Inc., a New Jersey corporation, the Warehouse Assets (as defined in the Acquisition Agreement) and all of the capital stock of New Pier Operating Company, Inc. (collectively, the "RIH Acquisition"); and

      WHEREAS, Ribis has been instrumental in obtaining the Acquisition Agreement and the consummation of the RIH Acquisition; and

      WHEREAS, following consummation of the RIH Acquisition, the Company desires to secure the benefits of Ribis' background, knowledge, experience, ability, expertise and industry to promote and maintain the Company's stability, growth, viability and profitability; and

      WHEREAS, following consummation of the RIH Acquisition, Colony RIH Holdings, Inc., a Delaware corporation and the owner of all of the issued and outstanding capital stock of the Company ("Holdings"), desires to engage the services of Ribis as a member of Holding's Board of Directors (the "Board").

      NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, together with other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                       I.

                          NATURE OF SERVICES AND DUTIES

      1.01 Subject to and effective upon the consummation of the RIH Acquisition, Ribis shall serve as Vice Chairman of the Board and Chairman of the Operating Committee of the Company. In his capacity as Chairman of the Operating Committee of the Company, Ribis shall at all times be subject to, observe and carry out such rules, policies, directions, and restrictions as the Board may from time to time establish.

      1.02 Subject to the supervision and control of the Board, in his capacity as Chairman of the Operating Committee of the Company, Ribis shall do and perform all services and acts necessary or advisable to fulfill the duties and responsibilities of his position and shall render

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such services on the terms set forth herein. Without limiting the generality of the foregoing, Ribis shall participate in developing, directing and managing the operation of the Company and its subsidiaries as determined by the Board. In addition, Ribis shall have such other managerial powers and duties with respect to the Company and its subsidiaries that are consistent with the Ribis' position and title and as may reasonably be assigned to him by the Board.

      1.03 Ribis has reviewed and concurs with his responsibilities and duties as set forth in Section 1.02 above.

      1.04 During the Term (as defined below), Ribis shall devote substantially all of his productive time, ability and attention to the business of the Company and its subsidiaries. In addition, Ribis shall not directly or indirectly render any service of a business, commercial or professional nature, to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Board, which consent shall not be unreasonably withheld provided the proposed services do not materially interfere with his time or attention to the business of the Company, and provided further that, subject to the provisions of Article IX hereof, Ribis shall not be precluded from involvement in charitable or civic activities or his personal financial investments provided the same do not materially interfere with his time or attention to the business of the Company.

      1.05 Ribis agrees that he shall at all times (i) to the best of his ability and experience conscientiously perform all of the duties and obligations of his position with the Company, (ii) use his best efforts to do and perform all services, acts, or things necessary or advisable to assist in the management and conduct of the business and otherwise advance the interests of the Company and its subsidiaries and (iii) diligently and in the highest good faith carry out the lawful directives of the Board.

      1.06 During the Term, Ribis shall be nominated for election to the Board at each meeting of stockholders at which directors are to be elected, and the Company shall use its best efforts to provide for Ribis' election to the Board at each such meeting. Notwithstanding the foregoing provisions of this
Section 1.06, (i) Ribis shall not have any right to be appointed to the Board by reason of this Agreement, and (ii) Ribis agrees that effective upon notice being provided of the termination of his services with the Company, he shall immediately resign from any appointment as a member of the Board.

                                      II.

                     TERM AND GENERAL CONDITIONS OF SERVICES

      2.01 Subject to and effective upon consummation of the RIH Acquisition, the Company hereby engages Ribis, and Ribis hereby agrees to provide services to the Company for a period of five (5) years commencing on the date of consummation of the RIH Acquisition (the "Effective Date") and terminating on the fifth anniversary of the Effective Date (as the same may be extended as set forth below, the "Term"), unless extended by mutual written agreement of the parties; provided, that the period of employment shall automatically be extended for successive one (1) year periods if neither party has provided six (6) months prior written notice to the other of its intention to have this Agreement lapse at the expiration of the Term; and provided further,

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that the Term shall be subject to earlier termination in accordance with
Articles III, IV and V below.

      2.02 Notwithstanding anything to the contrary herein, in the event of any termination of Ribis' services, Ribis and the Company shall nevertheless continue to be bound, to the extent applicable, by the terms and conditions set forth in Articles VIII through XI and Section 12.09.

      2.03 Upon consummation of the RIH Acquisition, the Service Agreement between Colony Capital, LLC, a Delaware limited liability company, and Ribis, dated as of June 12, 2000 (the "Service Agreement") shall be cancelled and terminated without further obligation of the parties thereto. If the Acquisition Agreement shall be terminated prior to consummation of the RIH Acquisition, Ribis shall continue his services pursuant to the terms of the Service Agreement, which in such case shall remain in full force and effect.

      2.04 In rendering the services to be provided by Ribis under this Agreement, it is expressly understood and agreed to by Ribis that he shall be an independent contractor, and not an employee of the Company, within the meaning of all federal, state and local laws and regulations governing employment insurance, workers' compensation, industrial accident, labor and taxes. Ribis acknowledges that, by virtue of his status as an independent contractor, Ribis may not be eligible for benefits, privileges or rights under any benefit plan operated by the Company or its subsidiaries or affiliates for the benefit of their employees, including, without limitation, (i) any pension or profit sharing plans or (ii) any plans providing medical, dental, disability or life insurance protection. Ribis shall be solely responsible for, and shall indemnify the Company for any claims, losses or liabilities, of any nature or kind, relating to, the payment of any federal, state and local taxes applicable to the fees and expenses paid or payable by the Company in connection with Ribis' engagement. If Ribis' services are determined to be those of an employee of the Company by the Internal Revenue Service, the Company shall be entitled to withhold all applicable taxes from any payments made and benefits provided to Ribis.

                                      III.

                      TERMINATION OF SERVICES WITHOUT CAUSE

      3.01 Ribis' services for the Company may be terminated at any time by the Company, with or without "Cause" (as defined in Section 5.01 below), at any time and for any or no reason. Any such termination without Cause shall be effective only upon thirty (30) days' prior written notice to Ribis (such effective date, for purposes of this Article III, the "Termination Date").

      3.02 If Ribis' termination by the Company shall be without Cause, the following shall apply:

              (a) Ribis shall be paid all amounts of Base Compensation and any Annual Bonus payments that have accrued but remain unpaid through the date of such termination. It is understood for purposes of this Section 3.02(a) that the Guaranteed Bonus for 2001 described in Section 6.02 and the Transaction Bonus described in Section 6.03 shall be deemed to be accrued payments.

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              (b) Ribis shall be paid an amount equivalent to (12) months Base
Compensation, payable in a single lump sum.

              (c) If the Termination Date occurs after 2001, Ribis shall be paid a prorated portion of the Annual Bonus Ribis would have been entitled to receive if Ribis had remained employed through the end of the fiscal year that includes the Termination Date, based on the Company's (and, as applicable, Ribis') actual performance during such fiscal year, as compared with the bonus targets previously established for such year. Such prorated bonus amount shall be determined after the completion of such fiscal year and paid to Ribis at the time bonuses are paid to RIH employees generally.

              (d) Ribis shall vest as of the Termination Date in that portion of the Stock Options (as defined in Section 6.04 below) granted under the Award Agreement (as defined in Section 6.04 below) that would otherwise have vested had Ribis remained in the Company's service until the second succeeding anniversary of the Effective Date that follows the Termination Date (notwithstanding any performance criteria established with respect to such Stock Options). Anything herein to the contrary notwithstanding, the termination of Ribis' services as provided in this Section 3.02 shall not result in the vesting of any Stock Options that were forfeited at any time prior to the Termination Date by reason of the Company's failing to satisfy any performance standards relating to such Stock Options. Following such termination of service without Cause, all Stock Options granted under the Award Agreement that were vested and remain exercisable as of the Termination Date, including the Stock Options that vest as provided in this Section 3.02(d), shall remain exercisable for ninety
(90) days after the Termination Date, at which time all Stock Options granted under the Award Agreement, to the extent not exercised prior to the end of such period, shall lapse and be canceled. If the ninety (90) day period during which Ribis is required to exercise his vested Stock Options as provided hereunder occurs prior to the commencement of the Call Period (as hereinafter defined), Ribis may provide written notice to the Company of his intent to exercise his vested Stock Options, and such notice shall constitute a binding commitment of Ribis to purchase and acquire such shares as are indicated in the notice, but payment for such shares may be deferred until the commencement of the Call Period.

              (e) As of the later of the Termination Date or the second anniversary of the Effective Date, and continuing for a period of ninety (90) days thereafter (the "Call Period"), the Company shall have a right, but not an obligation, to purchase and acquire from Ribis any or all of the shares of common stock acquired by Ribis pursuant to the terms of the Securities Purchase Agreement, of even date hereof, between Ribis and Holdings (the "Securities Purchase Agreement") and the terms of the Award Agreement, including any shares acquired (or for which Ribis provides notice of his intent to acquire as provided in Section 3.02(d)) during the ninety (90) day period following the Termination Date (the "Repurchased Shares"). The Company may exercise the right granted to it under this Section 3.02(e) by delivering written notice to Ribis during the Call Period stating that the Company is exercising the repurchase right granted to it under this Section 3.02(e). Delivery of such notice by the Company to Ribis shall constitute a binding commitment of the Company to purchase and acquire the Repurchased Shares. The total purchase price for the Repurchased Shares shall be delivered to Ribis against delivery by Ribis of certificates evidencing the Repurchased Shares no later than thirty (30) days after the delivery of the election notice by the Company; provided, however, if the terms of any

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laws, governmental regulations or indebtedness to which the Company is subject prevent or prohibit the Company from exercising its rights hereunder, the Company's obligation to purchase the Repurchased Shares, and Ribis' delivery of the certificates evidencing the Repurchased Shares, shall be suspended until such laws, governmental regulations or indebtedness allow for such purchase. The per share price of the Repurchased Shares shall be the "Fair Market Value" (as defined, with respect to certain "Qualified Stockholders," in Section 2(e) of the Stockholders Agreement, of even date hereof (the "Stockholders Agreement"), among Holdings, Colony RIH Voteco, LLC, a Delaware limited liability company, Colony Investors IV, L.P., a Delaware limited partnership, and certain additional security holders of the Company) of each of the Repurchased Shares determined as of the commencement of the Call Period; provided, however, that if the Company is unable to purchase the Repurchased Shares due to the terms of any laws, governmental regulations or indebtedness to which the Company is subject, the total purchase price for the Repurchased Shares, as determined above, shall be increased by 10% interest, compounded annually on the basis of the actual number of days elapsed over a year of 365 days, from the end of the Call Period until the date of the Company's payment. Notwithstanding anything herein to the contrary, the Company may assign its rights under this Section 3.02(e) to Colony Investors IV, L.P. or any of its affiliates.

              (f) As of the later of the Termination Date or the second anniversary of the Effective Date, and continuing for a period of ninety (90) days thereafter (the "Put Period"), Ribis shall have the right, and not the obligation, to require the Company to purchase from Ribis any or all of the shares of common stock acquired by Ribis pursuant to the terms of the Securities Purchase Agreement and the Award Agreement, including any shares acquired (or for which Ribis provides notice of his intent to acquire as provided in Section 3.02(d)) during the ninety (90) day period following the Termination Date (the "Put Shares"). Ribis may exercise the right granted to him under this Section 3.02(f) by delivering written notice to the Company during the Put Period stating that Ribis is exercising the put right granted to him under this Section 3.02(f). Delivery of such notice by Ribis to the Company shall constitute a binding commitment of Ribis to sell the Put Shares. The total purchase price for the Put Shares shall be delivered to Ribis against delivery by Ribis of certificates evidencing the Put Shares no later than thirty (30) days after the delivery of the election notice by Ribis; provided, however, if the terms of any laws, governmental regulations or indebtedness to which the Company is subject prevent or prohibit the Company from purchasing the Put Shares, the Company's obligation to purchase the Put Shares, and Ribis' delivery of the certificates evidencing the Put Shares, shall be suspended until such laws, governmental regulations or indebtedness allow for such purchase. The per share price of the Put Shares shall be as determined in Section 3.02(e) for each of the Put Shares as of the commencement of the Put Period, plus any payments of interest as determined in such Section in the event the Company is unable to purchase the Put Shares due to the terms of any laws, governmental regulations or indebtedness to which the Company is subject. Notwithstanding anything contained in the Award Agreement to the contrary, in the event Ribis desires to include within the Put Shares any or all of the shares of common stock purchasable by Ribis upon exercise of any vested Stock Options, it shall not be necessary for Ribis to exercise such options and pay the purchase price for such shares; rather, Ribis shall include in the notice contemplated in this Subparagraph a designation of the Stock Options to be included in the Put Shares, and the purchase price for the stock purchasable upon exercise of such Stock Options equal to the difference between the exercise price and the per share price of the Put Shares shall be delivered to Ribis against surrender by Ribis of the Stock Options with respect to such shares

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as provided herein. Notwithstanding anything herein to the contrary, Colony
Investors IV, L.P. or its affiliates may satisfy the obligations of the Company under this Section 3.02(f) if so designated by the Company, provided that any such designation shall not release the Company from its obligations hereunder unless and until such obligations have been satisfied by the Company's designee.

              Except as set forth in this Section 3.02 and in Section 2.02, all other rights and obligations of Ribis (and, except as provided in this Section
3.02 and in Section 2.02 above, all rights and obligations of the Company) hereunder shall terminate as of the Termination Date.

      3.03 If during the term hereof Ribis' services shall terminate by reason of his death or Disability (as defined below):

              (a) Ribis or his estate, as applicable, shall be paid all amounts of Base Compensation and any Annual Bonus accrued (if and to the extent such bonus amounts have been earned based on applicable performance targets) but unpaid through the date of such termination (which shall be the date of death or the forty-fifth (45th) day after the date the Company provides Ribis notice of termination for Disability). It is understood for purposes of this Section 3.03 that the Guaranteed Bonus for 2001 described in Section 6.02 and the Transaction Bonus described in Section 6.03 shall be deemed to be accrued payments. In addition, the Company shall pay to Ribis or his estate, as applicable, an amount equivalent to (6) months Base Compensation, payable in a single lump sum.

              (b) If Ribis' death or Disability shall occur after 2001, Ribis shall be paid a prorated portion of the Annual Bonus Ribis would have been entitled to receive if Ribis had remained employed through the end of the fiscal year that includes his death or Disability, based on the Company's (and, as applicable, Ribis') actual performance during such fiscal year, as compared with the bonus targets previously established for such year. Such prorated bonus amount shall be determined after the completion of such fiscal year and paid to Ribis or his estate, as applicable, at the time bonuses are paid to RIH employees generally.

              (c) As of the date of death or the forty-fifth (45th) day after the date the Company provides Ribis with notice of termination for Disability, Ribis shall vest as of such termination in that portion of the Stock Options granted under the Award Agreement that would otherwise have vested had Ribis remained in the Company's service until the second succeeding anniversary of the Effective Date that follows such termination date (notwithstanding any performance criteria established with respect to such Stock Options). Anything herein to the contrary notwithstanding, the termination of Ribis' services due to death or disability shall not result in the vesting of any Stock Options that were forfeited at any time prior to such termination by reason of Ribis' failing to satisfy any performance standards relating to such Stock Options. Following Ribis' termination of service due to death or disability, all Stock Options granted under the Award Agreement that were vested and remain exercisable as of the date of death or the forty-fifth (45th) day after the date the Company provides Ribis notice of termination for Disability, including the Stock Options that vest as provided in this Section 3.03(c), shall remain exercisable for ninety (90) days after such termination, at which time all Stock Options granted under the Award Agreement, to the extent not exercised prior to the end of such period, shall lapse and be canceled.


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

      (d) The Company shall be entitled to exercise its stock repurchase rights as set forth in Section 3.02(e), and Ribis or his estate, as applicable, the put rights as set forth in Section 3.02(f), as if Ribis' services had been terminated by the Company without Cause; provided, however, that: (i) the "Termination Date" as used in such Sections shall be the date of death or the forty-fifth (45th) day after the date the Company provides Ribis notice of termination for Disability, as applicable, (ii) the "Call Period" and the "Put Period" as used in such Sections shall be the ninety (90) day period commencing on such Termination Date (as defined in the preceding clause (i)); provided, however, if the terms of any laws, governmental regulations or indebtedness to which the Company is subject prevent or prohibit the Company from purchasing the shares during the Call Period or the Put Period, as applicable, the Company's obligation to purchase such shares, and Ribis' delivery of the certificates evidencing such shares, shall be suspended until such laws, governmental regulations or indebtedness allow for such purchase, and (iii) if the Company is unable to purchase the shares due to the terms of any laws, governmental regulations or indebtedness to which the Company is subject, the total purchase price for the shares shall be increased by 10% interest, compounded annually on the basis of the actual number of days elapsed over a year of 365 days, from the end of the Call Period or Put Period, as applicable, until the date of the Company's payment.

              For purposes of this Section 3.03, "Disability" shall mean any physical or mental disability that prevents Ribis from performing one or more of the essential functions of his duties and responsibilities under this Agreement for a period of not less than six (6) months in any continuous 12-month period. Except as set forth in this Section 3.03 and in Section 2.02, all other rights and obligations of Ribis (and, except as provided in this Section 3.03 and in Section 2.02 above, all rights and obligations of the Company) hereunder shall terminate as of the date of such termination of Ribis' services.

                                      IV.

                    TERMINATION OF SERVICES AT RIBIS' REQUEST

      4.01 Ribis may, at Ribis' sole option and right, terminate his services on behalf of the Company at any time, with or without Good Reason (as defined below). Any such termination shall be effective only upon at least thirty (30) days prior written notice to the Company.

              (a) In the event of such termination of service without Good Reason, Ribis shall be entitled to receive all amounts of Base Compensation and any Annual Bonus payments that have accrued (if and to the extent such bonus amounts have been earned based on applicable performance targets) but remain unpaid through the date of such termination. It is understood for purposes of this Section 4.01(a) that the Transaction Bonus described in Section 6.03 shall be deemed to be an accrued payment, and, if such termination occurs prior to January 1, 2002, the Guaranteed Bonus for 2001 described in Section 6.02 shall be forfeited. Following such termination of service without Good Reason, all Stock Options granted under the Award Agreement that were vested and remain exercisable as of the effective date of such termination shall remain exercisable for ninety (90) days after such termination, at which time all Stock Options granted under the Award Agreement, to the extent not exercised prior to the end of such period, shall lapse and be canceled. In addition, the Company shall be entitled to exercise its stock repurchase rights as set forth in
Section 3.02(e) as if Ribis' services had been terminated by

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the Company without Cause; provided, however, that: (i) the "Termination Date"
as used in such Section shall be the effective date of Ribis' termination pursuant to this Section 4.01, (ii) the "Call Period" as used in such Section shall be the ninety (90) day period commencing on such Termination Date (as defined in the preceding clause (i)); provided, however, if the terms of any laws, governmental regulations or indebtedness to which the Company is subject prevent or prohibit the Company from exercising its repurchase rights during the Call Period, the Company's obligation to purchase the Repurchased Shares, and Ribis' delivery of the certificates evidencing the Repurchased Shares, shall be suspended until such laws, governmental regulations or indebtedness allow for such purchase, (iii) if the Termination Date shall occur prior to the second anniversary of the Effective Date or Ribis shall not have provided ninety (90) days prior written notice of his termination, the purchase price for the Repurchased Shares under such Section shall be the lesser of Fair Market Value (as defined in Section 3.02(e)) or the original price paid by Ribis for the Repurchased Shares, and (iv) 8.5% shall be substituted for 10% as the per annum interest rate set forth in such Section.

              (b) In the event of such termination of service with Good Reason, the rights and obligations of the parties as set forth in Sections 3.02(a)-(f) shall apply as if Ribis' services had been terminated by the Company without Cause, with the "Termination Date" as used in such sections being the effective date of termination pursuant to this Section 4.01.

              For purposes of this Section 4.01, Ribis shall have "Good Reason" to terminate his services hereunder if, at any time during the Term, Ribis shall not be elected or appointed to the Board (unless such failure is due to any law or governmental regulation prohibiting such appointment or as a result of Ribis' breach of his obligations under this Agreement), or (i) the Company shall, without Ribis' written consent, willfully and materially breach its obligations under this Agreement, (ii) Ribis provides the Company written notice pursuant hereto stating with specificity the respects in which Ribis believes the Company to have willfully and materially breached its obligations under this Agreement and (iii) within thirty (30) days following the date of such notice the Company shall not have cured such breach. Except as set forth in Section 2.02 and in this Section 4.01 (and, as incorporated hereinabove by reference, Section 3.02), all other rights and obligations of Ribis (and, except as provided in Section
2.02 and in this Section 4.01 (and, as incorporated hereinabove by reference, Section 3.02), all rights and obligations of the Company) hereunder shall terminate as of the date of such termination of service.

                                       V.

                        TERMINATION OF SERVICE FOR CAUSE

      5.01 The Company may at any time, at its election, by written notice to Ribis stating with specificity the reason for the termination, terminate Ribis' services for "Cause," which shall be defined as Ribis':

              (a) Continuing willful failure to perform his substantive duties under this Agreement or willful malfeasance in the performance of his duties under this Agreement; provided, for purposes of this Section 5.01, no act, or failure to act, on Ribis' part shall be

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considered "willful" unless done or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interests of the Company;

              (b) Failure to obtain or retain in full force and effect any permits, licenses, approvals or other authorizations which may be required by any state or local authorities, including but not limited to the New Jersey Casino Control Commission, in order to permit Ribis to continue his services as contemplated by this Agreement;

              (c) Conviction of any felony or crime involving moral turpitude;

              (d) Habitual use of drugs or habitual, excessive use of alcohol to the extent that any of such uses materially interferes with Ribis' performance of his duties under this Agreement;

              (e) Commission of fraud or embezzlement or similar dishonesty with respect to the Company resulting in a breach of duty to the Company involving Ribis' personal gain or profit;

              (f) Engaging in any activity that is in violation of the provisions of Article IX of this Agreement, which shall not be cured following ten (10) days' written notice and a demand to cure such violation; or

              (g) Willful use or imparting of any confidential or proprietary information of the Company or any subsidiary or affiliate in violation of any confidentiality or proprietary agreement to which Ribis is a party, including without limitation the provisions of Article VIII of this Agreement.

      5.02 Upon the provision of such notice, Ribis' services shall immediately cease and terminate for Cause. In the event of such termination of service for Cause:

              (a) Ribis shall be entitled to receive all amounts of Base Compensation and any Annual Bonus payments that have accrued (if and to the extent such bonus amounts have been earned based on applicable performance targets) but remain unpaid through the date of such termination. It is understood for purposes of this Section 5.02(a) that the Transaction Bonus described in Section 6.03 shall be deemed to be an accrued payment, and, if such termination occurs prior to January 1, 2002, the Guaranteed Bonus for 2001 described in Section 6.02 shall be forfeited.

              (b) All outstanding Stock Options granted pursuant to the terms of the Award Agreement, to the extent not exercised prior to such termination, whether exercisable or not, shall lapse and be canceled immediately upon such termination of service.

              (c) The Company shall be entitled to exercise its stock repurchase rights as set forth in Section 3.02(e) as if Ribis' services had been terminated by the Company without Cause; provided, however, that (i) the "Termination Date" as used in such section shall be the effective date of the Company's notice of termination pursuant to Section 5.01, (ii) the "Call Period" as used in such Section shall be the ninety (90) day period commencing on such Termination Date (as defined in the preceding clause (i)); provided, however, if the terms of any laws, governmental regulations or indebtedness to which the Company is subject prevent or prohibit the Company from exercising its repurchase rights during the Call Period, the Company's obligation to purchase the Repurchased Shares, and Ribis' delivery of the certificates evidencing the Repurchased Shares, shall be suspended until such laws, governmental regulations or indebtedness allow for such purchase, (iii) the purchase price for the Repurchased Shares under such Section shall be the lesser of Fair Market Value or the original price paid by Ribis for the Repurchased Shares, and (iv) 8.5% shall be substituted for 10% as the per annum interest rate set forth in such Section.

              Except as set forth in this Section 5.02 and in Section 2.02, all other rights and obligations of Ribis (and, except as provided in this Section
5.02 and in Section 2.02, all rights and obligations of the Company) hereunder shall terminate as of the date of such termination of service.

                                      VI.

                         COMPENSATION AND BONUS PAYMENTS

      6.01 Base Compensation - Ribis shall receive an annual base compensation ("Base Compensation") of Three Hundred Thousand Dollars ($300,000), payable in at least monthly installments from the Company. Ribis' Base Compensation shall be reviewed by the Board no less frequently than annually relative to specified performance-based criteria to be determined by the Board. In no event shall the Board reduce Ribis' Base Compensation during the Term. The Company shall issue to Ribis a Form 1099-MISC (or any successor Form) for all Base Compensation and other remuneration paid to Ribis each year during the Term.

      6.02 Incentive Bonus Arrangement - Following the Effective Time, Ribis shall be eligible for payment of an annual bonus (the "Annual Bonus") with thresholds and triggering events for payment based on the achievement of the Company's annual budget and other business plan targets to be determined by the Board and communicated to Ribis following the Effective Date. Ribis' target Annual Bonus shall not be less than 50% of his Base Compensation nor more than 100% of his Base Compensation for the applicable year. Nothing contained herein shall be deemed to preclude the Board from awarding to Ribis an Annual Bonus in excess of 100% of his Base Compensation should Ribis' performance merit such an award. Notwithstanding the foregoing, with respect to fiscal 2001, Ribis shall be entitled to receive an Annual Bonus payment equal to Three Hundred Thousand Dollars ($300,000) (the "Guaranteed Bonus"). All Annual Bonus payments hereunder shall be paid by the Company on the date year-end bonuses are paid generally to employees of the Company.

      6.03 Transaction Bonus - Subject to consummation of the RIH Acquisition, Ribis shall be entitled to a transaction bonus payment (the "Transaction Bonus") equal to Three Hundred Thousand Dollars ($300,000). The Transaction Bonus payment hereunder shall be paid by the Company during the second calendar quarter of 2001.

      6.04 Stock Options - As of the Effective Date, Ribis shall be granted an option (a "Stock Option") to purchase 1,105 shares of the Class A common stock, par value $.01 per share, of Colony RIH Holdings, Inc. ("Class A Common Stock") at a price of $0.0475 per share, and

22,368 shares of the Class B common stock, par value $.01 per share, of Colony RIH Holdings, Inc. ("Class B Common Stock") at a price of $100.00 per share; provided, that the Stock Option shall be subject in all respects to the terms of Colony RIH Holdings, Inc.'s 2001 Omnibus Stock Incentive Plan, which shall be implemented as soon as reasonably practicable following the consummation of the RIH Acquisition (the "Omnibus Plan"), the individual stock option agreement to be entered into thereunder evidencing the Stock Option (the "Award Agreement"), and the Stockholders Agreement. Subject to the terms and conditions set forth herein, the Stock Options shall vest and become exercisable on a cumulative basis as set forth in Annex A hereto.

      6.05 Co-Investment - At the Effective Date, Ribis shall make an initial investment (the "Co-Investment") in Colony RIH Holdings, Inc. by purchasing 1,050 shares of the Class A Common Stock at a price of $0.0475 per share and 21,250 shares of the Class B Common Stock at a price of $100.00 per share pursuant to the terms of the Securities Purchase Agreement. The Co-Investment shall be financed by delivery by Ribis to Colony Investors IV, L.P. of a full recourse promissory note (the "Note") in the principal amount equal to $2,125,050.00. The Note shall be secured by the Class A and B Common Stock acquired by Ribis pursuant to the Securities Purchase Agreement.

                                      VII.

                            BENEFITS AND PERQUISITES

      During the Term, Ribis shall be entitled to the benefits and perquisites as set forth in this Article VII (collectively, "Benefits"):

      7.01 Secretary - Ribis shall be provided with secretarial services at the expense of the Company, such services to be provided at the Company's offices in New York, New York.

      7.02 Paid Time Off - Ribis shall be entitled to four weeks of paid time off per year. Ribis shall be afforded the usual holidays as the Company may from time to time recognize.

      7.03 Life Insurance - The Company shall reimburse Ribis for the cost of the annual premiums for term life insurance on Ribis' life, such reimbursement not to exceed $12,000 per year.

      7.04 Disability - To the extent Ribis is eligible for participation pursuant to the terms and conditions of the Company's disability plans, Ribis shall be entitled to short term disability coverage and long term disability coverage under such plans as in effect from time to time and as implemented by the Company. The Company shall not have any obligation to amend the terms of its disability plans to provide for Ribis' coverage.

      7.05 Medical, Vision and Dental Insurance - To the extent Ribis is eligible for participation pursuant to the terms and conditions of the Company's medical, vision and dental insurance plans, the Company shall provide such coverage to Ribis, his spouse and dependents in accordance with the terms of such plans as in effect from time to time and as implemented by the Company. The Company shall not have any obligation to amend the terms of its health plans to provide for Ribis' coverage.

      7.06 Reimbursement of Expenses - The Company shall reimburse Ribis for any expenses reasonably and necessarily incurred by him in furtherance of his duties hereunder, including, travel, meals, and accommodations, upon submission by him of vouchers or receipts and in compliance with such rules and policies relating thereto as the Company may from time to time adopt. Such reimbursable expenses shall include any reasonable expenses incurred by Ribis for the services of a personal driver.

      7.07 Other Benefit Plans - Anything herein to the contrary notwithstanding, except as otherwise provided in this Agreement, Ribis shall not acquire any benefits, rights or privileges under any benefit plans maintained by the Company or its subsidiaries or affiliates for the benefit of their employees, including, without limitation, any severance, welfare benefit, pension, profit sharing or bonus program.

                                     VIII.

                     PROTECTION OF CONFIDENTIAL INFORMATION

      Ribis acknowledges that during the course of his providing services to the Company, its subsidiaries and affiliates, he has been and will be exposed to documents and other information regarding the confidential affairs of the Company, its subsidiaries and affiliates, including without limitation information about their past, present and future financial condition, the markets for their products, key personnel, past, present or future actual or threatened litigation, trade secrets, current and prospective customer lists, operational methods, acquisition plans (including without limitation potential acquisition targets), financing sources, prospects, plans for future development and other business affairs and information about the Company and its subsidiaries and affiliates not readily available to the public (the "Confidential Information"). Ribis further acknowledges that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character. In recognition of the foregoing, the Ribis covenants and agrees as follows:

      8.01 During the Term (or such shorter period as Ribis may provide services hereunder) and for a period of five (5) years thereafter, Ribis shall not divulge, disclose, or otherwise use any Confidential Information, unless and until such information is readily available in the public domain by reason other than Ribis' unauthorized disclosure or use thereof, unless such disclosure or use is made in good faith and solely in furtherance of Ribis' duties hereunder or expressly authorized by the Board in writing in advance of such disclosure or use. Following the restrictive period referred to in the preceding sentence, Ribis shall not divulge, disclose, or otherwise use any Confidential information if, in Ribis' best judgment, such use could be detrimental to the Company.

      8.02 Upon the termination of Ribis' services pursuant to the terms of this Agreement, Ribis shall promptly deliver to the Company's offices in New York, New York all of the property and equipment of the Company and its subsidiaries (including any automobiles, cell phones, pagers, credit cards, personal computers, etc.) and any and all documents, records, and files, including any notes, memoranda, customer lists, reports or any and all other documents, including any copies thereof, whether in hard copy form or on a computer disk or hard drive, which relate to the Company, its subsidiaries, affiliates, successors or assigns, and/or their respective past and present officers, directors, employees or consultants (collectively, the "Company Property, Records and Files"); it being expressly understood that, upon termination of Ribis' services, Ribis shall not be authorized to retain any of the Company Property, Records and Files, except to the extent expressly so authorized in writing by the Board.

                                      IX.

                        NONCOMPETITION AND OTHER MATTERS

      9.01 During the Term (or such shorter period as Ribis may provide services hereunder) and in the event of a termination of Ribis' services prior to the conclusion of the Term by the Company for Cause or by Ribis without Good Reason, for the one (1) year period following the date of such termination of Ribis' services by the Company for Cause or by Ribis without Good Reason, Ribis shall not, directly or indirectly, (i) engage in a competing business for Ribis' own account in the District of Columbia, Maryland, Delaware, Pennsylvania, New Jersey, New York, Connecticut or Massachusetts, including any Native American territories within any of such States or the District of Columbia (the "Restricted Area"); or (ii) enter the employ of, render any consulting services to, or obtain any equity interest in (as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant) any entity that competes with the Company, or its subsidiaries or successors, in the business of owning, managing or developing casinos in the Restricted Area; provided, however, Ribis may own, directly or indirectly, solely as a passive investment, securities of any entity traded on any national securities exchange or market if Ribis is not a controlling person of, or a member of a group which controls, such entity and does not, directly or indirectly, own 5% or more of any class of securities of such entity.

      9.02 During the Term (or such shorter period as Ribis may provide services hereunder) and for the two (2) year period immediately following the date of termination of Ribis' services (provided, that such period shall be reduced to one (1) year in the case of Ribis' termination by the Company without Cause or Ribis' termination for Good Reason), Ribis shall not, directly or indirectly, solicit or induce any officer, director, employee, agent or consultant of the Company or any of its successors, assigns, subsidiaries or, to the best of Ribis' knowledge, affiliates, to terminate his, her or its employment or other relationship with the Company or its successors, assigns, subsidiaries or, to the best of Ribis' knowledge, affiliates, for the purpose of associating with any competitor of the Company or its successors, assigns, subsidiaries or, to the best of Ribis' knowledge, affiliates, or otherwise encourage any such person or entity to leave or sever his, her or its employment or other relationship with the Company or its successors, assigns, subsidiaries or, to the best of Ribis' knowledge, affiliates, for any other reason.

      9.03 During the Term (or such shorter period as Ribis may provide services hereunder) and for the two (2) year period immediately following the date of termination of Ribis' services (provided, that such period shall be reduced to one (1) year in the case of Ribis' termination by the Company without Cause or Ribis' termination for Good Reason), Ribis shall not, directly or indirectly, solicit or induce (i) any customers or clients of the Company or its successors, assigns, subsidiaries or, to the best of Ribis' knowledge, affiliates, or (ii) any vendors, suppliers or consultants then under contract to the Company or its successors, assigns, subsidiaries or, to the best of Ribis' knowledge, affiliates, to terminate his, her or its relationship with the Company or its successors, assigns, subsidiaries or, to the best of Ribis' knowledge, affiliates, for the purpose of associating with any competitor of the Company or its successors, assigns, subsidiaries or, to the best of Ribis' knowledge, affiliates, or otherwise encourage such customers or clients, or vendors, suppliers or consultants then under contract, to terminate his, her or its relationship with the Company or its successors, assigns, subsidiaries or, to the best of Ribis' knowledge, affiliates, for any other reason.

      9.04 During the Term and thereafter, Ribis and the Company agree that they will make no disparaging or defamatory comments regarding the other party in any respect or make any comments concerning any aspect of the termination of their relationship. The obligations of Ribis and the Company under this Section shall not apply to disclosures required by applicable law, regulation or order of any court or governmental agency.

                                       X.

                         RIGHTS AND REMEDIES UPON BREACH

      If Ribis breaches any of the provisions of Articles VIII or IX above (the "Restrictive Covenants"), the Company and its subsidiaries, affiliates, successors or assigns shall have the rights and remedies set forth below in this
Article X, each of which shall be independent of the others and severally enforceable, and each of which shall be in addition to, and not in lieu of, any other rights or remedies available to the Company or its subsidiaries, affiliates, successors or assigns at law or in equity.

      10.01 The right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction by injunctive decree or otherwise, it being agreed that any breach of the Restrictive Covenants would cause irreparable injury to the Company or its subsidiaries, affiliates, successors or assigns and that money damages would not provide an adequate remedy to the Company or its subsidiaries, affiliates, successors or assigns.

      10.02 Ribis acknowledges and agrees that the Restrictive Covenants are reasonable and valid in geographic and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full force and effect without regard to the invalid portions.

      10.03 Should any provision of this Agreement be deemed or held to be unlawful or invalid for any reason, such fact shall not adversely affect the other provisions of this Agreement. Notwithstanding the above, if any covenant set forth in Article VIII or IX hereof is deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant will be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.

      10.04 Ribis intends to and hereby confers jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographic scope of such covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of Ribis that such determination not bar or in any way affect the right of the Company or its subsidiaries, affiliates, successors or assigns to the relief provided herein in the courts of any other jurisdiction within the geographic scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

                                       XI.

                                   ARBITRATION

      Except as necessary for the Company and its subsidiaries, affiliates, successors or assigns or Ribis to specifically enforce or enjoin a breach of this Agreement (to the extent such remedies are otherwise available), the parties agree that any and all disputes that may arise in connection with, arising out of or relating to this Agreement, or any dispute that relates in any way, in whole or in part, to Ribis' services on behalf of the Company or any subsidiary, the termination of such services or any other dispute by and between the parties or their subsidiaries, affiliates, successors or assigns, shall be submitted to binding arbitration in New York, New York according to the National Employment Dispute Resolution Rules and procedures of the American Arbitration Association. The parties agree that the prevailing party in any such dispute shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which he or it may be entitled. This arbitration obligation extends to any and all claims that may arise by and between the parties or their subsidiaries, affiliates, successors or assigns, and expressly extends to, without limitation, claims or causes of action for wrongful termination, impairment of ability to compete in the open labor market, breach of an express or implied contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, fraud, misrepresentation, defamation, slander, infliction of emotional distress, disability, loss of future earnings, and claims under the New York constitution, the United States Constitution, and applicable state and federal fair employment laws, federal and state equal employment opportunity laws, and federal and state labor statutes and regulations, including, but not limited to, the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the Americans With Disabilities Act of 1990, as amended, the Rehabilitation Act of 1973, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Age Discrimination in Employment Act of 1967, as amended, and any other state or federal law.

                                      XII.

                                  MISCELLANEOUS

      12.01 If any action to specifically enforce or enjoin a breach of this Agreement is necessary, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which he or it may be entitled.

      12.02 This Agreement shall be construed and governed by the laws of the State of New York, without giving effect to conflicts of laws principles thereof which might refer such interpretations to the laws of a different state or jurisdiction.

      12.03 This Agreement, and all of the terms and conditions hereof, shall bind the Company and its successors and assigns and shall bind the Ribis and his heirs, executors and administrators. No transfer or assignment of this Agreement shall release the Company from any obligation to Ribis hereunder. Neither this Agreement, nor any of the Company's rights or obligations hereunder, may be assigned or otherwise subject to hypothecation by Ribis. The Company may assign the rights and obligations of the Company hereunder, in whole or in part, to any of the Company's subsidiaries, affiliates or parent corporations, or to any other successor or assign in connection with the sale of all or substantially all of the Company's assets or stock or in connection with any merger, acquisition and/or reorganization.

      12.04 Notices - All notices and other communications under this Agreement shall be in writing and shall be given by first class mail, certified or registered with return receipt requested, or by a nationally recognized overnight delivery service to the respective parties named below:

              RIBIS:

                   Nicholas L. Ribis
                   PO Box 1718
                   Arborview Road
                   Morristown, NJ 07962-1718

                   Facsimile:  973-425-5549

              THE COMPANY:

                   Colony RIH Acquisitions, Inc.
                   660 Madison Avenue
                   New York, New York 10021
                   Attention:  President

                   Facsimile:  212-593-5433

              WITH A COPY TO:

                   Colony Capital, LLC
                   1999 Avenue of the Stars
                   Suite 1200
                   Los Angeles, CA 90067
                   Attn:  Jonathan Grunzweig

                   Facsimile: 310-843-3663

      12.05 Nothing contained in this Agreement shall be construed to require the commencement of any act contrary to law, and when there is any conflict between any provision of this Agreement and any statute, law, ordinance, or regulation, contrary to which the parties have no legal right to contract, then the latter shall prevail; but in such an event, the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.

      12.06 The several rights and remedies provided for in this Agreement shall be construed as being cumulative, and no one of them shall be deemed to be exclusive of the others or of any right or remedy allowed by law. No waiver by the Company or Ribis of any failure by Ribis or the Company, respectively, to keep or perform any provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or other provision.

      12.07 This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the services to be provided by Ribis for the Company (including, without limitation, the Service Agreement) and, together with all other plans, agreements and other documents specifically referenced herein, contains all of the covenants, conditions and agreements between the parties with respect to such services. Each party to this Agreement acknowledges that no representations, inducements, promises or other agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. Any addendum to or modification of this Agreement shall be effective only if it is in writing and signed by the parties to be charged.

      12.08 The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

      12.09 Unless expressly provided herein or therein, the expiration of the Term shall not alter or affect any rights or obligations of the Company or Ribis under any other agreement or plan including, without limitation, the Award Agreement, the Omnibus Plan, the Note, of even date herewith, between the Company and Ribis.

      12.10 This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument.

              DATED this 25th day of April, 2001.



                             /s/ Nicholas L. Ribis
                             ---------------------------
                             NICHOLAS L. RIBIS



                             COLONY RIH ACQUISITIONS, INC.

                             By:  /s/ Joseph A. D'Amato
                             ---------------------------
                             Name:    Joseph A. D'Amato
                             Title:   Vice President

                                                                         ANNEX A

                          STOCK OPTION VESTING SCHEDULE

                              FOR NICHOLAS L. RIBIS

Class A Common Stock Options  (Exercise Price Per Share - $0.0475)

---------------- --------------- ---------------- --------------- --------------- ---------------- ---------------
                     First           Second           Third           Fourth           Fifth
   As of the      Anniversary    Anniversary of    Anniversary     Anniversary    Anniversary of
Effective Date       of the       the Effective       of the          of the       the Effective
                 Effective Date       Date        Effective Date  Effective Date       Date            TOTAL
---------------- --------------- ---------------- --------------- --------------- ---------------- ---------------
  555 Shares      110 Shares*      110 Shares*     110 Shares*     110 Shares*      110 Shares*     1,105 Shares
---------------- --------------- ---------------- --------------- --------------- ---------------- ---------------

* Vesting in the Class A Common Stock Options on each of the applicable anniversaries of the Effective Dates as set forth above shall be conditioned on:
(i) the continuation of Ribis' services under this Agreement as of such anniversary of the Effective Date, (ii) with respect to 50% of the Shares (i.e., 55 Shares on such anniversary of the Effective Date), the Company having satisfied the economic performance targets established by the Board and communicated to Ribis as of the applicable anniversary of the Effective Date, and (iii) such other terms and conditions as are set forth in this Agreement, the Omnibus Plan, the Award Agreement and the Stockholders Agreement.



Class B Common Stock Options  (Exercise Price Per Share - $100.00)

---------------- --------------- ---------------- --------------- --------------- ---------------- ---------------
   As of the         First           Second           Third           Fourth           Fifth
   Effective      Anniversary    Anniversary of    Anniversary     Anniversary    Anniversary of
     Date            of the       the Effective       of the          of the       the Effective
                 Effective Date       Date        Effective Date  Effective Date       Date            TOTAL
---------------- --------------- ---------------- --------------- --------------- ---------------- ---------------
 11,188 Shares   2,236 Shares**  2,236 Shares**   2,236 Shares**  2,236 Shares**  2,236 Shares**   22,368 shares
---------------- --------------- ---------------- --------------- --------------- ---------------- ---------------

**    Vesting in the Class B Common Stock Options on each of the applicable anniversaries of the Effective Dates as set forth above shall be conditioned on:
(i) the continuation of Ribis' services under this Agreement as of such anniversary of the Effective Date, (ii) with respect to 50% of such Shares (i.e., 1,118 Shares on such anniversary of the Effective Date), the Company having satisfied the economic performance targets established by the Board and communicated to Ribis as of the applicable anniversary of the Effective Date and
(iii) such other terms and conditions as are set forth in this Agreement, the Omnibus Plan, the Award Agreement and the Stockholders Agreement.